Exhibit 99.1

Ozop Energy Solutions OZSC Signs Global Crypto Climate Accord

CCA Signatories commit to support the crypto industry’s transition to net zero greenhouse gas emissions by 2040, and achieving net-zero emissions from electricity consumption by 2030

WARWICK, NY, June 23, 2021 – Ozop Energy Solutions (OZSC), (“Ozop” or the “Company”), has announced it has become an early signatory of the international Crypto Climate Accord, a private-sector led initiative which has been established with the sole aim of harnessing the collective efforts of the crypto community to support the industry’s transition to 100% renewable energy and achievement of net-zero greenhouse gas emissions by 2040.

As a CCA Signatory, Ozop commits to working with the global community to support climate stewardship and market-driven efforts to decarbonize the cryptocurrency sector. Signatories of the CCA are expected to achieve net-zero emissions from electricity consumption by 2030 and offer time and expertise to develop standards, tools, and technologies necessary to accelerate the adoption of and verify progress toward 100% renewably powered blockchains by the 2025 UNFCCC COP30 conference.

Upon signing the Accord, Brian Conway, CEO of Ozop Energy Solutions, Inc., stated, “There is no more important effort in corporate America today than to reduce the physical impact of our business practices on the environment and humanity itself. That is why, as we enter the crypto space in the coming months, we endeavor to actively support and abide by the goals of the Crypto Climate Accord.”

For more information on OZSC please follow on the link, www.OzopEnergy.com.

Please be aware that our social media accounts can be used from time to time for additional material events.

https://twitter.com/OzopEnergy

https://www.facebook.com/OzopEnergy/

The Waypoint Refinery (discord.com)

About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading Manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.”

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Media Relations Contact

For Ozop Energy Solutions

Brian Hyland

Rubenstein Public Relations

212-805-3055

bhyland@rubensteinpr.com

Investor Relations Contact

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com